Exhibit 5.1

1500 Market Street, East Tower

18th Floor

Philadelphia, PA 19102

215-575-0100

www.stevenslee.com

May 4, 2026

The Board of Directors

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, NJ 07002

Re:	Form S-3 Registration Statement – 2026 Amended and Restated Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

In connection with the registration of 1,000,000 shares of common stock, no par value per share (the “Common Stock”), by BCB Bancorp, Inc. (the “Company”), covered by the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof with respect to the potential issuance of the Common Stock under the BCB Bancorp, Inc. 2026 Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the “Plan”), we, as counsel to the Company, have reviewed:

(1) the certificate of incorporation of the Company, as amended;

(2) the bylaws of the Company, as amended;

(3) resolutions adopted by the board of directors of the Company;

(4) a corporate good standing certificate, issued by the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services, with respect to the Company;

(5) the Registration Statement; and

(6) the Plan.

In connection with delivering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company’s management. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and that the Registration Statement has been declared effective pursuant to the Securities Act. In connection with this letter, we have concerned ourselves solely with the application of the New Jersey Business Corporation Act, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

PENNSYLVANIA  |  NEW JERSEY  |  DELAWARE  |  NEW YORK  |  RHODE ISLAND  |  FLORIDA

A PROFESSIONAL CORPORATION

The Board of Directors

May 4, 2026

Based upon our review of the foregoing, it is our opinion that:

(a) the Company has been incorporated under the laws of the State of New Jersey and is validly subsisting under the laws of the State of New Jersey; and

(b) the Common Stock issuable pursuant to the Plan, when and to the extent issued pursuant to the Plan upon receipt by the Company of the consideration for the Common Stock specified therein, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE, P.C.

/s/ Stevens & Lee, P.C.

PENNSYLVANIA  |  NEW JERSEY  |  DELAWARE  |  NEW YORK  |  RHODE ISLAND  |  FLORIDA

A PROFESSIONAL CORPORATION